Exhibit 10.10

LOCKHEED MARTIN CORPORATION

2006 MANAGEMENT INCENTIVE COMPENSATION PLAN

(Performance-Based)

Approved January 23, 2014

Amended and Restated Effective January 1, 2014

ARTICLE I

PURPOSE OF THE PLAN

This Plan is established to provide a further incentive to selected Employees to promote the success of Lockheed Martin Corporation by providing an opportunity to receive additional compensation for performance measured against individual and business unit goals. The Plan is intended to achieve the following:

1.	Link pay of executives to business and individual performance.

2.	Stimulate employees to work individually and as teams to meet objectives and goals consistent with enhancing shareholder value.

3.	Facilitate the Company’s ability to retain qualified employees and to attract top executive talent.

4.	Establish performance goals within the meaning of Section 162(m) of the Internal Revenue Code.

ARTICLE II

STANDARD OF CONDUCT AND PERFORMANCE EXPECTATION

1.	It is expected that employees will work towards accomplishing the enterprise, business area and individual goals established under this Plan in accordance with the Company’s Code of Ethics and Business Conduct. It is a prerequisite to any award that a Participant has acted in accordance with the Code of Ethics and Business Conduct and has fostered an atmosphere to encourage all employees acting under the Participant’s supervision to perform their duties in accordance with the highest ethical standards. Thus, in evaluating performance against commitments, a Participant’s adherence to the Company’s ethical standards will be considered paramount in determining awards under this Plan.

2.	Plan Participants whose individual performance is determined to be unacceptable are not eligible to receive Incentive Compensation awards.

ARTICLE III

DEFINITIONS

1.	ANNUAL SALARY – The annual base salary of a Participant on December 1 of the year preceding the year of payment, but excluding any Incentive Compensation, commissions, over-time payments, retention payments, equity compensation, indirect payments, retroactive payments not affecting the base salary or applicable to the current year, and any other payments of compensation of any kind.

2.	APPLICABLE PERFORMANCE FACTOR – For any Participant, the result obtained by multiplying the Participant’s Individual Performance Factor, applicable Business Area Performance Factor and the Enterprise Performance Factor.

3.	BOARD OF DIRECTORS – The Board of Directors of the Company.

4.	BUSINESS AREA PERFORMANCE FACTOR – (a) In the case of a Business Area (with Lockheed Martin International being treated as a Business Area), the performance factor determined for a particular Business Area; and (b) in the case of Enterprise Operations, the average of all Business Area Performance Factors subject to adjustment as provided under Section C of Exhibit A.

5.	BUSINESS UNIT PERFORMANCE FACTOR – The performance factor assigned to a business unit other than a Business Area or the Company overall.

6.	CODE – The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

7.	COMMITTEE – The Management Development & Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

8.	COMPANY or CORPORATION – Lockheed Martin Corporation and those subsidiaries of which it owns directly or indirectly 50% or more of the voting stock or other equity.

9.	CORPORATE SALARY BOARD – as defined in CPS-504, the corporate Senior Vice President Human Resources and Communications and the Chief Executive Officer.

10.	DISABILITY – Termination of employment as a result of becoming totally disabled as evidenced by commencement of benefits under the Company’s long-term disability plan in which the Participant is enrolled (or, if not a participant in a Company-sponsored long-term disability plan, under circumstances which would result in the Participant becoming eligible for benefits using the standards set forth in the Company’s plan).

11.	ELECTED OFFICER – An Employee who has been elected as an officer by the Board of Directors.

12.	ENTERPRISE PERFORMANCE FACTOR – The performance factor assigned with respect to the Company’s overall performance as set forth in Section C of Exhibit A.

13.	EMPLOYEE – Any person who is employed by the Company and who is paid a salary as distinguished from an hourly wage. The term “Employee” includes only those individuals that the Company classifies on its payroll records as Employees and does not include consultants, independent contractors, leased employees, co-op students, interns, temporary or casual employees, individuals paid by a third party or other individuals not classified as an Employee by the Company. Notwithstanding the foregoing, the term “Employee” shall not include any employee who, during any part of such year, was represented by a collective bargaining agent.

14.	INCENTIVE COMPENSATION – A payment made pursuant to this Plan.

15.	INDIVIDUAL PERFORMANCE FACTORS – The performance factor assigned to a Participant as set forth in Section B of Exhibit A or Section A of Exhibit C, as applicable.

16.	ORGANIZATIONAL PERFORMANCE FACTORS – The Business Area Performance Factor and the Enterprise Performance Factor as set forth in Section C of Exhibit A.

17.	PARTICIPANT – Any Employee selected to participate in the Plan in accordance with its terms.

18.	PLAN – This Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance-Based), as amended from time to time.

19.	PLAN YEAR – A calendar year.

20.	REQUIRED APPROVER – (a) the Committee in the case of the Chief Executive Officer; (ii) the Corporate Salary Board in the case of a vice president (whether appointed or elected); (iii) the relevant business area Executive Vice President in the case of a director level or lower level Employee working in a business area; or (iv) the Elected Officer serving as the head of a corporate function in the case of all director level or lower level Employees assigned to that corporate function.

21.	RESTRICTED EMPLOYEE – An Employee who is an Elected Officer.

22.	RETIREMENT – Retirement under the terms of a Company-sponsored pension plan or for Employees who do not participate in a pension plan, termination from employment with the Company following the attainment of age 55 and five years of service or attainment of age 65.

23.	SUBCOMMITTEE – A subcommittee of the Committee, composed solely of two or more outside directors of the Company (within the meaning of Section 162(m) (4) (C)) or the entire Committee if all members of the Committee are outside directors.

24.	TARGET LEVEL – The target levels assigned to a Participant in accordance with Article V.

ARTICLE IV

ELIGIBILITY FOR PARTICIPATION

Participants are selected each Plan Year based on recommendations by the Required Approver, subject to the approval of the Chief Executive Officer. Those eligible shall include only those Employees considered by the Committee to be key Employees of the Company. No member of the Committee shall be eligible for participation in the Plan.

ARTICLE V

INCENTIVE COMPENSATION PAYMENTS

1.	CALCULATION OF PAYMENTS – Incentive Compensation payments to Participants shall be calculated in accordance with the formula and procedures set forth in Exhibits A, B and C hereto. All such payments shall be in cash.

2.	TARGETS – Target Levels will be assigned to Participants based upon target levels for comparable positions at companies in the comparator group (for Elected Officers) or other industry surveys used by the Company to determine executive compensation (for participants other than Elected Officers). Target Levels will generally be set by reference to the 50th percentile of the market. At the beginning of each Plan Year or in connection with an internal promotion or an employment offer made later in a Plan Year, the Required Approver, subject to review by the Chief Executive Officer, shall identify the Employees eligible to participate in the Plan for that Plan Year and designate a Target Level for each Employee so designated. Target Levels for appointed Vice Presidents and other Elected Officers (other than the Chief Executive Officer) must be approved by the Corporate Salary Board, subject to approval by the Committee in the case of an Elected Officer. The Committee shall review and recommend the Target Level for the Chief Executive Officer, subject to approval by the Board of Directors.

3.	INDIVIDUAL PERFORMANCE FACTORS – Each Employee designated as eligible for participation for a particular Plan Year shall identify key commitments that will serve as individual performance goals for that Plan Year on or before March 30 of that Plan Year (or within 30 days of designation as a Participant by the Required Approver or assumption of a new position with eligibility for participation in the Plan, whichever is later). As soon as practicable following the end of the Plan Year, the performance of each Participant will be evaluated in the respective Business Area or corporate functional area against the Participant’s commitments and assigned an Individual Performance Factor as provided for in Exhibit A or Exhibit C, as applicable, subject to approval by the Chief Executive Officer. The Individual Performance Factors for Elected Officers, other than the Chief Executive Officer, shall be assigned initially by the Chief Executive Officer, as provided in Exhibit A, subject to approval by the Committee. The Individual Performance Factor for the Chief Executive Officer of Lockheed Martin Corporation shall be recommended by the Committee and approved by the Board of Directors. The Committee may, at the request of any member of the Committee, review the Individual Performance Factors of any other Participant or groups of Participants. The Committee may make adjustments to any such performance factors as it considers appropriate.

4.	ORGANIZATIONAL PERFORMANCE FACTORS – The Chief Executive Officer (for the Company overall) and each Business Area Executive Vice President (for each Business Area and business unit for which a Business Unit Factor is required) shall identify key commitments for the Company overall or the Business Area (or business unit), as the case may be for that Plan Year on or before March 30 of that Plan Year. The commitments may be commitments to financial, strategic or operational goals. The Chief Executive Officer shall review the Enterprise and Business Area commitments with the Committee. At the end of the Plan Year, the Chief Executive Officer shall evaluate the performance of the Company for purposes of determining the Enterprise Performance Factor and each Business Area for purposes of determining the applicable Business Area Performance Factor in light of their respective organizational commitments and determine the Enterprise Performance Factor, the Business Area Performance Factors, and the Business Unit Performance Factors, as provided for in Exhibits A and C, as applicable, subject to the approval of the Committee.

5.	APPROPRIATIONS TO THE PLAN.

A.	The Committee will recommend to the Board of Directors the amount to be appropriated to the Plan by the Company for distribution to Participants and as computed pursuant to the provisions of this Paragraph 5. To the extent that the aggregate of all proposed payments of Incentive Compensation to all Participants as determined by the application of the formula set forth in Exhibit A or Exhibit C, as applicable (subject to any adjustments made by the Committee under Paragraph 3 or 4 above or pursuant to Exhibit B) for a particular Plan Year exceeds the amount determined by the Committee to be available for payment, all proposed payments of Incentive Compensation to Participants shall be reduced on a pro-rata basis.

B.	The Board of Directors will review the recommendations of the Committee as to the amount to appropriate to the Plan for a particular Plan Year. The Board of Directors may, notwithstanding any provision of the Plan, make adjustments to any proposed Incentive Compensation payment under the Plan, and subject to any such adjustments, the Board of Directors will appropriate to the Plan the amount as recommended by the Committee for distribution to the Participants; provided that, the Board of Directors may appropriate an amount which is less than the amount recommended by the Committee to be appropriated to all payments of Incentive Compensation, in which event all proposed payments of Incentive Compensation to Participants shall be reduced on a pro-rata basis. Prior to the determination of the amount to be appropriated under the Plan for any Plan Year, the Board of Directors may authorize the Corporation to earmark funds or allocate funds to a separate account or trust, in either case for the purpose of making payments under the Plan.

C.	Before the end of each Plan Year, the Board of Directors may set a minimum aggregate bonus amount that must be used to pay Awards under this Plan attributable to service during the Plan Year to any combination of Participants who are not Elected Officers of the Company.

6.	METHOD OF PAYMENT – The amount determined for each Participant with respect to each Plan Year shall be paid to such Participant in cash not later than March 15 following the Plan Year or deferred at the direction of the Committee, but only to the extent permitted under Code Section 409A, until the Participant’s termination of employment. Notwithstanding the foregoing, Participants may also elect to defer payments to the extent provided in the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan.

7.	RIGHTS OF PARTICIPANTS – All payments are subject to the discretion of the Board of Directors. No Participant shall have any right to require the Board of Directors to make any appropriation to the Plan for any Plan Year, nor shall any Participant have any vested interest or property right in any share in any amounts which may be appropriated to the Plan.

8.	AUTHORITY TO RECOVER PAYMENTS. The Board of Directors retains the authority to make retroactive adjustments to a payment made under the Plan on or after January 1, 2008 under the following circumstances and such other circumstances as may be specified by final regulation issued by the Securities and Exchange Commission entitling the Company to recapture or claw back amounts paid pursuant to the Plan:

i.	If the Board of Directors determines, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, that either (i) the intentional misconduct or gross negligence of a Restricted Employee, or (ii) the failure of a Restricted Employee to report another person’s intentional misconduct or gross negligence of which the Restricted Employee had knowledge, contributed to the Corporation having to restate all or a portion of its financial statements filed with the Securities and Exchange Commission, then the Board of Directors may require the Restricted Employee repay to the Corporation the value of any payment under this Plan as determined by the Board of Directors.

ii.	If the Board of Directors, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, determines that a Restricted Employee either (i) engaged in fraud, bribery or other illegal act, or (ii) the Restricted Employee’s intentional misconduct or gross negligence (including the failure by the Restricted Employee to report the acts of another person of which the Restricted Employee had knowledge) contributed to another person’s fraud, bribery or other illegal act, which in either case adversely impacted the Corporation’s financial position or reputation, the Board of Directors may require the Restricted Employee to repay to the Corporation the value of any payment under this Plan as determined by the Board of Directors.

The Board of Directors may delegate its authority to make determinations under this Section 8 to the Committee.

ARTICLE VI

ADMINISTRATION

The Plan shall be administered under the direction of the Committee. The Committee shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan’s operation after such investigation or hearing as the Committee may deem appropriate. Any decision made by the Committee under the provisions of this Article shall be conclusive and binding on all parties concerned. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. The rights and obligations of the Committee under this Article VI shall be assumed by the Subcommittee in the case of Participants subject to Exhibit B.

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto, provided that such termination or amendment shall not be made in a manner that would cause a Participant to include Incentive Compensation in gross income pursuant to Code Section 409A.

ARTICLE VIII

EFFECTIVE DATE

The Plan shall first be effective with respect to the operations of the Company for the Plan Year beginning January 1, 2006, contingent upon approval of Exhibit B by the Company’s stockholders at its 2006 annual meeting. The Plan was amended by the Management Development and Compensation Committee on January 23, 2014, effective January 1, 2014. The Plan has been further amended by the Company as of the date indicated below, effective January 1, 2014.

LOCKHEED MARTIN CORPORATION:

/s/ John T. Lucas
By: John T. Lucas
Senior Vice President, Human Resources and Communications

Date: 12/3/14

EXHIBIT A

CALCULATION OF MANAGEMENT INCENTIVE COMPENSATION PAYMENTS

A.	AWARD FORMULA

1.	(a) Incentive Compensation payments will be calculated by multiplying the Participant’s Annual Salary by the applicable Target Level of the Participant (determined in accordance with Article V above), and that result will then be multiplied by the Applicable Performance Factor which is composed of the Individual Performance Factor (as defined in Section B), the Enterprise Performance Factor (as defined in Section C) and the Business Area Performance Factor (as defined in Section C).

Payments to Participants subject to Exhibit B shall be reduced to the extent required by Exhibit B.

(b) Special Award Formula For Designated Business Units: Notwithstanding the foregoing, the Salary Board may designate a business unit for which Incentive Compensation will be determined solely on the basis of an Individual Performance Factor and a Business Unit Performance Factor so long as no Elected Officer is an employee of that business unit. Incentive Compensation payments for Participants who are Employees of a designated business unit will be calculated using the performance factors set forth in Exhibit C, and not in Sections B and C of this Exhibit A.

(c) The maximum amount that may be authorized for any Participant under this Plan is 200% of a Participant’s Target Level and payments will be reduced on a Participant-by-Participant basis if necessary so that no Participant receives (or is authorized) more than 200% of a Participant’s Target Level.

2.	Pro-rated awards for Participants who terminate employment during a Plan Year may be recommended for consideration based on the following:

Termination Method	Incentive Compensation Award

Voluntary	May be considered for a pro-rated award if on active status December 1 of the Plan Year with a minimum of six (6) full months as an active Plan Participant during the Plan Year.

Lay Off	May be pro-rated based on the conditions of the case at the discretion of the Required Approver if the Participant has a minimum of six (6) full months as an active Plan Participant during the Plan Year.

Retirement/Disability/Death	May be considered for a pro-rated award in the event the Participant has (i) a minimum of six (6) full months as an active Participant during the Plan Year; and (ii) the Participant terminates employment with the Company on account of Retirement, Disability, or death.

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3.	Pro-rated awards may be recommended for

i.	Employees who become Participants subsequent to the beginning of a Plan Year, and have a minimum of six (6) full months as active Participants during the Plan Year;

ii.	Employees who are on unpaid leave of absence for more than three (3) months and have a minimum of six (6) full months as an active Participant during the Plan Year; or

iii.	Employees who are scheduled to work less than full time (less than forty (40) hours per week) and have a minimum of six (6) full-time equivalent months as an active Participant during the Plan Year.

4.	Recommended awards for Participants whose Target Levels change during the Plan Year

i.	may be pro-rated (based on number of months at old versus new Target Level), subject to the Required Approver

ii.	may be effective for the entire year based on the new Target Level if the new Target Level is approved prior to March 30 of the Plan Year; or

iii.	may be effective for the entire year based on the new Target Level if full-Plan Year application is approved by the Committee.

5.	Any calculation of Incentive Compensation under this Exhibit A (and, if applicable, Exhibit C) shall be subject to the provisions of the Plan and Exhibit B. Deviations from this Exhibit A (and, if applicable, Exhibit C) are subject to approval by the Required Approver and the Corporate Salary Board. In the event of any conflict between the terms or application of this Exhibit A (and, if applicable, Exhibit C) and the Plan, the Plan shall prevail. In the event of any conflict between the terms of Exhibit A and Exhibit B, Exhibit B shall prevail.

B.	INDIVIDUAL PERFORMANCE FACTORS

Individual performance factors are normally in increments of 0.05 for ratings above 0.50 and will have the following definitions beginning with the 2013 Plan Year:

Factor	Performance Definition
1.15 – 1.25	Significantly exceeded all or majority of commitments and met or exceeded all behavioral expectations
1.00 – 1.15	Exceeded all or majority of commitments and met or exceeded all behavioral expectations
0.75 – 1.00	Achieved all or majority of commitments and met all or majority of behavioral expectations
0.50 – 0.75, 0.00	Did not achieve majority of commitments and/or did not meet majority of behavioral expectations

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C.	ORGANIZATIONAL PERFORMANCE FACTORS

The Organizational Performance Factors will depend on the assessment of the performance of the Company overall and each Business Area in accomplishing the strategic, operational or financial commitments identified at the beginning of the Plan Year. Assessments of and weightings among organizational performance commitments will be determined by the Committee.

Intermediate organizational ratings, as recommended by the Chief Executive Officer and approved by the Committee for results achieved, may be assigned normally in increments of 0.05 for ratings above 0.50.

(a)	Enterprise Performance Factor

Factor	Performance Definition
1.20 – 1.30	Results significantly exceeded all requirements and expectations
1.05 – 1.15	Results exceeded some requirements and expectations
1.00	Results achieved requirements and expectations
0.50 – 0.95	Results partially achieved some requirements and expectations
0.00	Results did not achieve requirements and expectations

(b)	Business Area Performance Factor:

Factor	Performance Definition
1.20 – 1.25	Results significantly exceeded all requirements and expectations
1.05 – 1.15	Results exceeded some requirements and expectations
1.00	Results achieved requirements and expectations
0.50 – 0.95	Results partially achieved some requirements and expectations
0.00	Results did not achieve requirements and expectations

The Business Area Performance Factor for employees of Enterprise Operations shall be the average of the Business Area Performance Factors determined for the Business Areas. The Compensation Committee may recommend an increase or decrease of 0.05 for an activity which is the responsibility of Enterprise Operations that the Committee determines has an enterprise-wide impact.

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EXHIBIT B

PERFORMANCE BASED AWARDS

A.	INCENTIVE COMPENSATION FOR ELECTED OFFICERS.

Notwithstanding any provision of the Plan to the contrary, Incentive Compensation awards made to Elected Officers shall be subject to the terms of this Exhibit B. The terms of Exhibit B were approved by the stockholders of Lockheed Martin Corporation at its 2006 Annual Meeting.

B.	IDENTIFICATION OF THE ELECTED OFFICERS.

The eligible class of Participants subject to Exhibit B is those Participants who are Elected Officers on the last day of the Plan Year.

C.	LIMITATION OF INCENTIVE COMPENSATION.

Notwithstanding any other provision of this Plan to the contrary, the Incentive Compensation payable under the Plan to (i) the Elected Officer who is the Chief Executive Officer shall not exceed 0.3% of Cash Flow for the Plan Year; and (ii) each of the Participants who are Elected Officers on the last day of the Plan Year, other than the Chief Executive Officer, shall not exceed 0.2% of Cash Flow for the Plan Year. The Subcommittee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of Incentive Compensation to the Elected Officers. The Subcommittee may reserve the right to reduce the amount payable under this paragraph C in accordance with any standards contained in this Plan (including Exhibit A) or on any other basis (including the Subcommittee’s discretion). Neither the Subcommittee or the Committee, nor the Board of Directors shall have the authority under this Plan to increase the amount payable under this paragraph C.

D.	SUBCOMMITTEE CERTIFICATION.

Before authorizing any Incentive Compensation payment under this Plan to a Participant who is an Elected Officer, the Subcommittee must certify in writing (by resolution or otherwise) that the payments are consistent with paragraph C of this Exhibit B and that any other material terms under this Plan for payment of a bonus were satisfied.

E.	DEFINITIONS.

For purposes of this Exhibit B,

(i) “Cash Flow” means net cash flow from operations as determined by the Subcommittee at the end of the Plan Year in accordance with generally accepted accounting principles in the United States. Cash Flow shall be determined by the Subcommittee based upon the comparable numbers reported on the Corporation’s audited consolidated financial statements or, if audited financial statements are not available for the period for which Cash Flow is being determined, the Subcommittee shall determine Cash Flow in a manner consistent with the historical practices used by the Corporation in determining net cash provided by operating activities as reported in its audited consolidated statement of cash flows. The Subcommittee shall have the right to specify any other adjustment that should be applied in determining Cash Flow that it deems necessary or appropriate to take into account any event recognized under any

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accounting policy or practice affecting the Corporation, provided the Subcommittee specifies the adjustment at or prior to the time the organizational performance goals for the Corporation are reviewed with the Subcommittee, but in no event later than March 30 of the Plan Year;

(ii) “Subcommittee” means a subcommittee of the Committee, composed solely of two or more outside directors of the Company (within the meaning of Code Section 162(m) (4) (C)) or the entire Committee if all members of the Committee are outside directors.

F.	ADMINISTRATION.

The provisions of Exhibit B shall be interpreted and administered by the Subcommittee in a manner consistent with the requirements for “performance-based compensation” under Code Section 162(m).

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EXHIBIT C

PERFORMANCE FACTORS FOR DESIGNATED BUSINESS UNITS

Incentive Compensation payments for Participants who are Employees of Sandia Corporation or similar designated business unit will be determined on the basis of an Individual Performance Factor and a Business Unit Performance Factor as set forth in this Exhibit C.

A.	INDIVIDUAL PERFORMANCE FACTORS

Individual performance factors are normally in increments of 0.05 for ratings above 0.50 and will have the following definitions beginning with the 2014 Plan Year:

Factor	Performance Definition
1.20 – 1.30	Performance significantly exceeded expectations, objectives and the contributions of his/her peers.
1.00 – 1.20	Performance exceeded expectations, objectives and the contributions of his/her peers
0.75 – 1.00	Performance met (and/or sometimes exceeded) expectations and objectives, and the impact of his/her achievements was comparable to that of peers.
0.00 or 0.50 – 0.75	Performance met, or partially met, expectations and objectives, but the impact of his/her achievements resulted in a contribution less than that of most peers.

B.	BUSINESS UNIT PERFORMANCE FACTOR

The Business Unit Performance Factor will depend on the assessment of the performance of the business unit in accomplishing its annual business objectives. Assessment of business unit performance will be determined by the Committee.

Intermediate business unit performance ratings, as recommended by the Chief Executive Officer and approved by the Committee for results achieved, may be assigned normally in increments of 0.05 for ratings above 0.50.

Factor	Performance Definition
1.25 – 1.50	Results significantly exceeded all objectives and expectations
1.05 – 1.20	Results exceeded most objectives and expectations
1.00	Results achieved objectives and expectations
0.50 – 0.95	Results partially achieved objectives and expectations
0.00	Results did not achieve any objectives and expectations

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